EXHIBIT 2


                                THIRD AMENDMENT
                                       TO
                  RESTATED LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            GETTY INVESTMENTS L.L.C.


THIS THIRD AMENDMENT TO RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Amendment") is made as of July 1, 2003 among the following parties:

(1) THE TRUSTEE OF THE CHEYNE WALK TRUST, whose registered office is located at 1325 Airmotive Way, Suite 262, Reno, Nevada 89502, USA ("CWT Trustee");

(2) THE TRUSTEES OF THE GORDON P. GETTY FAMILY TRUST, whose registered office is located at 1325 Airmotive Way, Suite 264, Reno, Nevada 89502, USA ("GPGFT Trustees");

(3) THE TRUSTEES OF THE RONALD FAMILY TRUST A, whose registered office is located at 1325 Airmotive Way, Suite 264, Reno, Nevada 89502, USA ("RFTA Trustees");

(4) THE TRUSTEES OF THE RONALD FAMILY TRUST B, whose registered office is located at 1325 Airmotive Way, Suite 262, Reno, Nevada 89502, USA ("RFTB Trustees");

(5) TRANSON LIMITED, whose registered office is located at c/o Macfarlanes, 10 Norwich Street, London EC4A 1BD, England ("Transon"); and

(6) GETTY INVESTMENTS L.L.C., a Delaware limited liability company, whose registered office is located at 1325 Airmotive Way, Suite 262, Reno, Nevada 89502 (the "Company").

WHEREAS,

(A) The parties have entered into a Restated Limited Liability Company Agreement, dated as of February 9, 1998, as amended by an Agreement and Waiver, dated as of October 26, 1999, and a Second Amendment to Restated Limited Liability Company Agreement, dated as of November 1, 2001 (collectively, the "Operating Agreement"), pursuant to which the affairs of the Company are governed.

(B) The Operating Agreement provides that the Interest held in the name of Transon may be redeemed by the Company with the consent of a Majority of the Members (other than Transon) upon the death of Sir Paul Getty.

(C)  Sir Paul Getty died in London on April 17, 2003.

(D) The Members, representing one hundred percent of the Interests, wish to cause the Company to redeem Transon's Interest and to make additional modifications to the Operating Agreement.

IT IS AGREED as follows:

1. Definitions. All expressions defined in the Operating Agreement shall bear the same meanings in this Agreement. Unless otherwise indicated, article references used in this Agreement shall correspond to those of the Operating Agreement.

2. Amendment to the Operating Agreement. The Operating Agreement is hereby amended as follows:

     a. Redemption of Transon Interest. The Company shall redeem the Interest of Transon in its entirety for a redemption price of $30,510,883, representing Transon's entire Capital Account as of April 17, 2003 (the "Transon Redemption Price"). The closing of the redemption of the Interest of Transon and the payment of the Transon Redemption Price shall occur on July 16, 2003 (or such other date as may be agreed by all the parties) at the Company's office in Reno, Nevada (the "Closing").

          The Transon Redemption Price shall consist of (i) cash of $19,832,574.55 payable in immediately available funds by wire transfer in accordance with the wire instructions provided by Transon, and (ii) an unsecured promissory note of the Company in the principal amount of $10,678,308.45 in the form of Exhibit A hereto (the "Transon Note"), delivered to Transon on the Closing.

          Transon represents and warrants to the Company as of the date hereof and as of the date of Closing that (x) it holds its Interest as a bare trustee for JPMorgan Chase Bank, a New York corporation, as the trustee of the Victoria Jane Lady Getty U.S. Trust and has full authority from JPMorgan Chase Bank as such trustee to enter into this Amendment and to consummate the transactions contemplated herein, (y) it has good and marketable title to the Interest, free and clear of all liens, pledges, encumbrances or other adverse claims of right, and (z) it shall remain responsible for all tax consequences relating to its ownership of the Interest through the date of redemption of the Interest (including any capital gains due in respect of the redemption, if applicable).

          Upon receipt by Transon of the Transon Redemption Price, Transon shall cease to be a Member and shall have no further right, title, interest or claim in and to the Interest or the Company, including without limitation any indirect interest in the Getty Images Stock held by the Company; provided, however, that subsequent to the Closing Transon shall have rights as a creditor of the Company with respect to the Transon Note. Effective on the Closing, the Interest of Transon shall be canceled and stricken from the Company's books, and Schedules A and B to the Operating Agreement shall be replaced with Schedules A and B hereto (and on the Closing the "Members" of the Company shall be as set forth therein).

     b. Additional Commitment to Fund Transon Redemption. A new Article 8.2(d) is hereby added to the Operating Agreement to read as follows:

               "(d) The Members (excluding Transon) hereby increase their Commitments in an aggregate amount of $30,510,883 for the purpose of financing the redemption of the Interest of Transon (the "Redemption Commitment"). Each such Member's share of the Redemption Commitment (the "Redemption Commitment Share") is as follows:

                       The CWT Trustee           $14,476,027.50
                       The RFTA Trustees         $ 6,406,985.07
                       The RFTB Trustees         $ 5,356,547.05
                       The GPGFT Trustees        $ 4,271,323.38

               "Each such Member promises to make a Capital Contribution to the Company according to its Redemption Commitment Share. In the case of the CWT Trustee and the RFTB Trustees, their Redemption Commitment Shares shall be contributed to the Company in cash on or prior to the date of the Closing. In the case of the RFTA Trustees and the GPGFT Trustees (the "Deferring Members"), their Redemption Commitment Shares shall be contributed to the Company over a period of time coinciding with the Company's obligation to make payments under the terms of the Transon Note (although a Deferring Member may at any time elect to contribute all or a portion of its Redemption Commitment Share sooner, in which case the Company shall promptly prepay the Transon Note by a like amount). For the privilege of deferring payment of their Redemption Commitment Shares, the Deferring Members shall increase their respective Redemption Commitment Shares by an amount equal to the interest payable by the Company under the Transon Note, as and when due (it being understood that the Capital Commitments of the Deferring Members shall be increased and paid to the Company only as interest is due on the Transon
               Note). Each Deferring Member's Redemption Commitment Share is a continuing obligation of such Person and, except to the extent such Deferring Member makes a payment under its guaranty as set forth in Article 4.4 (in which case its Commitment shall be reduced by the amount of such payment), the Deferring Member's Redemption Commitment Share is not subject to reduction, offset or claim by such Deferring Member against the Company, and shall be payable without regard to the investment performance of the Getty Images Stock held by the Company."

     c. Guaranty of Transon Note. Article 4.4 of the Operating Agreement is hereby amended to add the following new paragraph after the end of the existing paragraph:

               "Notwithstanding the foregoing, by its signature below each of the Deferring Members, severally and not jointly, hereby guarantees the full payment and performance of principal on the Transon Note by the Company, up to the amount of such Deferring Member's Redemption Commitment Share. Such guaranty shall be enforceable by Transon upon an Event of Default (as such term is specified in the Transon Note) against the Deferring Member, and no other Member or a Person that is a Related Person shall bear the economic risk of loss for the Deferring Member's obligation. The obligation of a Deferring Member under this guaranty shall be reduced on a dollar-for-dollar basis by Capital Contributions made by such Deferring Member of its Redemption Commitment Share as provided in Article 8.2(d) (and for avoidance of doubt, upon payment in full of a Deferring Member's Redemption Commitment Share to the Company such Deferring Member's guaranty shall be extinguished). This guaranty provided by each Deferring Member is intended to constitute a pro rata assumption of the Company's liability for repayment of principal on the Transon Note by the Deferring Member resulting in (i) an increase in the Deferring Member's basis in its Interest pursuant to Code Sections 752(a) and 722 and Treasury Regulation Section 1.752-1(d), and (ii) an increase in the Deferring Member's Capital Account pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(c), each in an amount equal to the Deferring Member's respective Redemption Commitment Share. Conversely, Capital Contributions in cash by the Deferring Member of its Redemption Commitment Share as and when paid to the Company shall reduce the Deferring Member's assumption of such Company liability resulting in a corresponding decrease in such Deferring Member's basis in its Interest and Capital Account (although for the avoidance of doubt the Deferring Member's basis in its Interest and Capital Account shall be in turn increased by the money actually contributed to the Company in accordance with Code Sections 722 and Treasury Regulation Section 1.704-1(b)(2)(iv)(b)). This guaranty is intended to keep the Capital Accounts of the Members in the same proportions as if the Deferring Members had paid their respective Redemption Commitment Shares in cash on the Closing, rather than on a deferred basis."

     d. Special Allocation of Interest on Transon Note. Article 9.2 of the Operating Agreement is hereby amended to add the following sentence at the end of the existing paragraph:

               "Notwithstanding the foregoing, interest expense of the Company under the terms of the Transon Note shall be specially allocated to the Deferring Members according to their respective outstanding Redemption Commitment Shares".

     e. Extension of Company Term. In Article 2.3 of the Operating Agreement, the date "7 July 2003" is hereby deleted and replaced with the date "6 October 2003". References in the Operating Agreement to the fixed term or duration shall mean the period ending on 6 October 2003.

     f. Board of Directors. Article 4.2 of the Operating Agreement is hereby deleted in its entirety and replaced with the following:

               "Board of Directors and Chairman - The Board shall consist of six Directors appointed by the Members, who shall designate one Director as Chairman.

               The Members agree that the Board shall consist of one Person representing each of the Members, plus Mark Getty (who shall act as Chairman) and Jonathan Klein. Each Member with a right to appoint a Director shall have the power to remove the Director appointed by it, to appoint a substitute Director to attend any meeting of the Board and to appoint a replacement Director in the event such Director resigns, is removed, or otherwise ceases to be a Director. Such appointment or removal is to be made by notice in writing to the Company at its office designated pursuant to Article 2.5 to take effect from the time specified in any such notice. Upon any Member which has the right to appoint a Director withdrawing from the Company the right to appoint a Director by such withdrawing Member shall be eliminated and the size of the Board shall be reduced accordingly. The appointment of Mark Getty and Jonathan Klein shall remain in place so long as each is actively involved in the affairs of Getty Images. The Board shall have the right to appoint committees so long as the committee is comprised of at least one Director. In no event shall a majority of Directors, or a majority of Persons serving on a committee appointed by the Board, be residents of the United Kingdom."

     g. Conference Call Meetings Outside the United Kingdom. Articles 4.7, 4.8, 5.7 and 5.8 of the Operating Agreement are hereby amended to add the following sentence at the end of each provision:

               "Meetings conducted by telephone shall not be considered to occur within the United Kingdom if a majority of participants entitled to vote at such meeting are neither residents of the United Kingdom nor Persons calling from within the United Kingdom."

3. Full Force and Effect. Except as modified by this Amendment, the terms and conditions of the Operating Agreement shall remain in full force and effect. This Amendment is intended to constitute an amendment by all Members in accordance with Article 12.1 of the Operating Agreement (and all Members hereby agree to waive the restrictions in Article 12.1(d) to the extent necessary to effectuate this Amendment), and upon full execution shall be kept with the constitutional documents of the Company.

4. Representative Capacity. It is acknowledged and agreed that: (a) the CWT Trustee, GPGFT Trustees, RFTA Trustees and RFTB Trustees are entering into this Amendment in their respective capacities as trustees only and not in their respective individual capacities; (b) such trustees shall have no personal liability under or arising out of this Amendment or the transactions contemplated hereby; and (c) all payments to be made by the CWT Trustee, GPGFT Trustees, RFTA Trustees or RFTB Trustees as contemplated by this Amendment or the Operating Agreement shall be made from the assets of their respective trusts and not from the personal assets of any of such trustees individually.

5. Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns. As used herein "Transon" shall mean Transon

     Limited and any permitted assignee of the Transon Note, including the trustee or trustees of the Victoria Jane Lady Getty U.S. Trust.

6. Governing Law. This Amendment shall be governed and construed and interpreted in accordance with the laws of the State of Delaware, without regard to choice of law provisions.

7. Counterparts. This Amendment may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same document.



                  [Signatures contained on the following page]

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto the day and year first above written.

                                         The Trustee of the Cheyne Walk Trust



                                         By:
                                            -----------------------------------
                                            Jan D. Moehl
                                            Chief Operating Officer


                                         The Trustees of the Gordon P. Getty
                                           Family Trust



                                         By:
                                            -----------------------------------
                                            Thomas Edwin Woodhouse
                                            Trust Administrator


                                         The Trustees of the Ronald Family
                                           Trust A



                                         By:
                                            -----------------------------------
                                            Thomas Edwin Woodhouse
                                            Trust Administrator


                                         The Trustees of the Ronald Family
                                           Trust B



                                         By:
                                            -----------------------------------
                                            Jan D. Moehl
                                            Chief Operating Officer


                                         Transon Limited



                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                         Getty Investments L.L.C.,
                                         a Delaware limited liability company



                                         By:
                                            -----------------------------------
                                            Jan D. Moehl
                                            Officer



Acknowledged and Confirmed:

JPMorgan Chase Bank, as trustee of
the Victoria Jane Lady Getty U.S. Trust



By:
   -------------------------------------
   Name:
   Title:

                                   Schedule A


            Schedule of Capital Account Balances and Sharing Ratios
                        (Pro forma as of July 16, 2003)


Name of Member and Notice Address                Capital Account*  Sharing Ratio
---------------------------------                ----------------  -------------

Trustee of the Cheyne Walk Trust                 $135,162,393.42     47.4455%
1325 Airmotive Way, Suite 262
Reno, Nevada  89502
Attn:  Jan D. Moehl

Trustees of the Ronald Family Trust A            $ 59,821,897.76     20.9990%
1325 Airmotive Way, Suite 264
Reno, Nevada  89502
Attn:  Thomas E. Woodhouse

Trustees of the Ronald Family Trust B            $ 50,013,977.97     17.5562%
1325 Airmotive Way, Suite 262
Reno, Nevada  89502
Attn:  Jan D. Moehl

Trustees of the Gordon P. Getty Family Trust $ 39,881,265.17 13.9993% 1325 Airmotive Way, Suite 264
Reno, Nevada  89502
Attn:  Thomas E. Woodhouse
                                                 ---------------    ---------
Total                                            $284,879,534.32    100.0000%


* Capital Account balances shown are subject to further adjustment for accruals and stock price changes occurring after April 17, 2003.

                                   Schedule B


                       Schedule of Capital Contributions
                        (Pro forma as of July 16, 2003)

GETTY INVESTMENTS LLC
SCHEDULE B - MEMBERS CAPITAL CONTRIBUTIONS
Pro Forma for the Period from Inception on June 25, 1996 to July 16, 2003

                                                                                         Running and   Transon Ltd.
All Members                                      Date       Acquisition      Lock-Up     Exceptional    Redemption        Total
                                                                                              **             *
Capital Commitments                            7/16/2003   $ 119,037,253   $ 2,312,549   $ 1,800,000   $ 30,510,883   $ 153,660,685
                                                           ==============  ============  ============  =============  ==============

Capital Contributions:
    Contribution of Interest in GIH            7/8/1996       44,273,990        40,309           869                     44,315,168
    Anti-Dilution re Carlton, Lock-Up Fees,
      & Running Costs                         12/18/1996      16,008,015       578,450        33,535                     16,620,000
                                                           --------------  ------------  ------------  -------------  --------------
 Total 1996 Contributions                                     60,282,005       618,759        34,404              -      60,935,168
                                                           --------------  ------------  ------------  -------------  --------------
    Purchase of Stone/Thornley Shares          5/30/1997      11,667,713                       5,087                     11,672,800
    Lock-Up Fees                               7/7/1997                        560,000                                      560,000
                                                           --------------  ------------  ------------  -------------  --------------
 Total 1997 Contributions                                     11,667,713       560,000         5,087              -      12,232,800
                                                           --------------  ------------  ------------  -------------  --------------
    Purchase of Getty Images Shares            2/6/1998       28,300,000                                                 28,300,000
    Lock-Up Fees                               7/7/1998                        614,000        60,000                        674,000
                                                           --------------  ------------  ------------  -------------  --------------
 Total 1998 Contributions                                     28,300,000       614,000        60,000              -      28,974,000
                                                           --------------  ------------  ------------  -------------  --------------
    Lock-Up Fees                               7/6/1999                        213,000        75,000                        288,000
    Purchase of Getty Images Shares           10/26/1999      32,000,000                                                 32,000,000
                                                           --------------  ------------  ------------  -------------  --------------
 Total 1999 Contributions                                     32,000,000       213,000        75,000              -      32,288,000
                                                           --------------  ------------  ------------  -------------  --------------
    Lock-Up Fees                               7/8/2000                        202,000                                      202,000
                                                           --------------  ------------  ------------  -------------  --------------
 Total 2000 Contributions                                              -       202,000             -              -         202,000
                                                           --------------  ------------  ------------  -------------  --------------
    Lock-Up Fees                               7/8/2001                        197,000                                      197,000
                                                           --------------  ------------  ------------  -------------  --------------
 Total 2001 Contributions                                              -       197,000             -              -         197,000
                                                           --------------  ------------  ------------  -------------  --------------
    Runing & Exceptional Costs                 2/4/2002                                      450,000                        450,000
    Lock-Up Fees                               7/8/2002                        208,956                                      208,956
    Running Cost                              11/12/2002                                     105,000                        105,000
                                                           --------------  ------------  ------------  -------------  --------------
 Total 2002 Contributions                                              -       208,956       555,000              -         763,956
                                                           --------------  ------------  ------------  -------------  --------------
    Runing & Exceptional Costs                                                                                                    -
    Transon Ltd. Redemption                    07/16/03      (13,212,465)     (301,166)            -     30,510,883      16,997,252
                                                           --------------  ------------  ------------  -------------  --------------
 Total 2003 Contributions                                    (13,212,465)     (301,166)            -     30,510,883      16,997,252
                                                           --------------  ------------  ------------  -------------  --------------

Cumulative Capital Contributions               7/16/2003   $ 119,037,253   $ 2,312,549   $   729,491   $ 30,510,883   $ 152,590,176
                                                           ==============  ============  ============  =============  ==============

Unfunded Capital Commitments                   7/16/2003   $           -   $         -   $ 1,070,509   $          -   $   1,070,509
                                                           ==============  ============  ============  =============  ==============

* Due to the death of Sir Paul Getty on 4/17/03, Transon Ltd.'s interest will be redeemed by the remaining members on 7/16/03. CWT and RFTB will contribute cash, while RFTA and GGFT will make commitments to fund the capital calls (and guaranties to pay the Company's promissory note to Transon Ltd.) needed to complete the redemption.

** Included $78,859 of expenses paid in by Transon Ltd./525 Investments Ltd. during its term as a Member.

GETTY INVESTMENTS LLC
SCHEDULE B - MEMBERS CAPITAL CONTRIBUTIONS
Pro Forma for the Period from Inception on June 25, 1996 to July 16, 2003

                                                                                          Running and  Transon Ltd.
Trustees of the Cheyne Walk Trust                  Date       Acquisition     Lock-Up     Exceptional   Redemption        Total

Capital Commitments                              7/16/2003   $ 58,912,394   $ 1,024,379    $ 810,856    14,476,028    $ 75,223,657
                                                             =============  ============  ===========  ============   =============

Capital Contributions:
    Contribution of Interest in GIH              7/8/1996      16,602,746        15,115          327                    16,618,188
    Anti-Dilution re Carlton, Lock-Up Fees,
      & Running Costs                           12/18/1996      6,003,005       216,920       12,575                     6,232,500
                                                             -------------  ------------  -----------  ------------   -------------
 Total 1996 Contributions                                      22,605,751       232,035       12,902             -      22,850,688
                                                             -------------  ------------  -----------  ------------   -------------
    Purchase of Stone/Thornley Shares            5/30/1997      4,375,393                      1,907                     4,377,300
    Lock-Up Fees                                 7/7/1997                       210,000                                    210,000
                                                             -------------  ------------  -----------  ------------   -------------
 Total 1997 Contributions                                       4,375,393       210,000        1,907             -       4,587,300
                                                             -------------  ------------  -----------  ------------   -------------
    Purchase of Getty Images Shares              2/6/1998      13,331,250                                               13,331,250
    Lock-Up Fees                                 7/7/1998                       241,138       23,564                       264,702
                                                             -------------  ------------  -----------  ------------   -------------
 Total 1998 Contributions                                      13,331,250       241,138       23,564             -      13,595,952
                                                             -------------  ------------  -----------  ------------   -------------
    Lock-Up Fees                                 7/6/1999                        83,652       29,455                       113,107
    Purchase of Getty Images Shares             10/26/1999     18,600,000                                               18,600,000
                                                             -------------  ------------  -----------  ------------   -------------
 Total 1999 Contributions                                      18,600,000        83,652       29,455             -      18,713,107
                                                             -------------  ------------  -----------  ------------   -------------
    Lock-Up Fees                                 7/8/2000                        85,575                                     85,575
                                                             -------------  ------------  -----------  ------------   -------------
 Total 2000 Contributions                                               -        85,575            -             -          85,575
                                                             -------------  ------------  -----------  ------------   -------------
    Lock-Up Fees                                 7/8/2001                        83,457                                     83,457
                                                             -------------  ------------  -----------  ------------   -------------
 Total 2001 Contributions                                               -        83,457            -             -          83,457
                                                             -------------  ------------  -----------  ------------   -------------
    Running & Exceptional Costs                  2/4/2002                                    190,638                       190,638
    Lock-Up Fees                                 7/8/2002                        88,522                                     88,522
    Running Cost                                11/12/2002                                    44,482                        44,482
                                                             -------------  ------------  -----------  ------------   -------------
 Total 2002 Contributions                                               -        88,522      235,120             -         323,642
                                                             -------------  ------------  -----------  ------------   -------------
    Running & Exceptional Costs                                                                                                  -
    Transon Ltd. Redemption                      7/16/2003                                              14,476,028      14,476,028
                                                             -------------  ------------  -----------  ------------   -------------
 Total 2003 Contributions                                               -             -            -    14,476,028      14,476,028
                                                             -------------  ------------  -----------  ------------   -------------

Cumulative Capital Contributions                 7/16/2003   $ 58,912,394     1,024,379    $ 302,948     4,476,028    $ 74,715,749
                                                             =============  ============  ===========  ============   =============

Unfunded Capital Commitments                     7/16/2003   $          -   $         -    $ 507,908    $        -    $    507,908
                                                             =============  ============  ===========  ============   =============


* Capital call for Transon Ltd. redemption to be funded with cash.

GETTY INVESTMENTS LLC
SCHEDULE B - MEMBERS CAPITAL CONTRIBUTIONS
Pro Forma for the Period from Inception on June 25, 1996 to July 16, 2003

                                                                                           Running and  Transon Ltd.
Trustees of the Ronald Family Trust A             Date        Acquisition      Lock-Up     Exceptional   Redemption        Total
                                                                                                              *
Capital Commitments                             7/16/2003    $ 24,796,822     $ 490,072     $ 361,576    $ 6,406,985   $ 32,055,455
                                                             =============   ===========   ===========   ============  =============

Capital Contributions:
    Contribution of Interest in GIH             7/8/1996        8,301,373         7,558           163                     8,309,094
    Anti-Dilution re Carlton, Lock-Up Fees,
      & Running Costs                          12/18/1996       3,001,503       108,459         6,288                     3,116,250
                                                             -------------   -----------   -----------   ------------  -------------
 Total 1996 Contributions                                      11,302,876       116,017         6,451              -     11,425,344
                                                             -------------   -----------   -----------   ------------  -------------
    Purchase of Stone/Thornley Shares           5/30/1997       2,187,696                         954                     2,188,650
    Lock-Up Fees                                7/7/1997                        105,000                                     105,000
                                                             -------------   -----------   -----------   ------------  -------------
 Total 1997 Contributions                                       2,187,696       105,000           954              -      2,293,650
                                                             -------------   -----------   -----------   ------------  -------------
    Purchase of Getty Images Shares             2/6/1998        5,306,250                                                 5,306,250
    Lock-Up Fees                                7/7/1998                        115,125        11,250                       126,375
                                                             -------------   -----------   -----------   ------------  -------------
 Total 1998 Contributions                                       5,306,250       115,125        11,250              -      5,432,625
                                                             -------------   -----------   -----------   ------------  -------------
    Lock-Up Fees                                7/6/1999                         39,938        14,062                        54,000
    Purchase of Getty Images Shares            10/26/1999       6,000,000                                                 6,000,000
                                                             -------------   -----------   -----------   ------------  -------------
 Total 1999 Contributions                                       6,000,000        39,938        14,062              -      6,054,000
                                                             -------------   -----------   -----------   ------------  -------------
    Lock-Up Fees                                7/8/2000                         37,875                                      37,875
                                                             -------------   -----------   -----------   ------------  -------------
 Total 2000 Contributions                                               -        37,875             -              -         37,875
                                                             -------------   -----------   -----------   ------------  -------------
    Lock-Up Fees                                7/8/2001                         36,938                                      36,938
                                                             -------------   -----------   -----------   ------------  -------------
 Total 2001 Contributions                                               -        36,938             -              -         36,938
                                                             -------------   -----------   -----------   ------------  -------------
    Running & Exceptional Costs                 2/4/2002                                       84,375                        84,375
    Lock-Up Fees                                7/8/2002                         39,179                                      39,179
    Running Cost                               11/12/2002                                      19,688                        19,688
                                                             -------------   -----------   -----------   ------------  -------------
 Total 2002 Contributions                                               -        39,179       104,063              -        143,242
                                                             -------------   -----------   -----------   ------------  -------------
    Running & Exceptional Costs                                                                            6,406,985      6,406,985
    Transon Ltd. Redemption                     7/16/2003                                                                         -
                                                             -------------   -----------   -----------   ------------  -------------
 Total 2003 Contributions                                               -             -             -      6,406,985      6,406,985
                                                             -------------   -----------   -----------   ------------  -------------

Cumulative Capital Contributions                7/16/2003    $ 24,796,822     $ 490,072     $ 136,780    $ 6,406,985   $ 31,830,659
                                                             =============   ===========   ===========   ============  =============

Unfunded Capital Commitments                    7/16/2003    $          -     $       -     $ 224,796    $         -   $    224,796
                                                             =============   ===========   ===========   ============  =============

* Capital call for Transon Ltd. redemption to be funded by a commitment and a guaranty to pay its share of the Company's promissory note to Transon Ltd.

GETTY INVESTMENTS LLC
SCHEDULE B - MEMBERS CAPITAL CONTRIBUTIONS
Pro Forma for the Period from Inception on June 25, 1996 to July 16, 2003

                                                                                         Running and   Transon Ltd.
Trustees of the Ronald Family Trust B             Date       Acquisition     Lock-Up     Exceptional    Redemption         Total
                                                                                                          *
Capital Commitments                             7/16/2003   $ 18,796,822    $ 471,383      $ 307,659    $ 5,356,547    $ 24,932,411
                                                            =============   ==========   ============  =============   =============

Capital Contributions:
    Contribution of Interest in GIH             7/8/1996       8,301,373        7,558            163                      8,309,094
    Anti-Dilution re Carlton, Lock-Up Fees,
      & Running Costs                          12/18/1996      3,001,503      108,459          6,288                      3,116,250
                                                            -------------   ----------   ------------  -------------   -------------
 Total 1996 Contributions                                     11,302,876      116,017          6,451              -      11,425,344
                                                            -------------   ----------   ------------  -------------   -------------
    Purchase of Stone/Thornley Shares           5/30/1997      2,187,696                         954                      2,188,650
    Lock-Up Fees                                7/7/1997                      105,000                                       105,000
                                                            -------------   ----------   ------------  -------------   -------------
 Total 1997 Contributions                                      2,187,696      105,000            954              -       2,293,650
                                                            -------------   ----------   ------------  -------------   -------------
    Purchase of Getty Images Shares             2/6/1998       5,306,250                                                  5,306,250
    Lock-Up Fees                                7/7/1998                      115,125         11,250                        126,375
                                                            -------------   ----------   ------------  -------------   -------------
 Total 1998 Contributions                                      5,306,250      115,125         11,250              -       5,432,625
                                                            -------------   ----------   ------------  -------------   -------------
    Lock-Up Fees                                7/6/1999                       39,938         14,062                         54,000
    Purchase of Getty Images Shares                                                                                               -
                                                            -------------   ----------   ------------  -------------   -------------
 Total 1999 Contributions                                              -       39,938         14,062              -          54,000
                                                            -------------   ----------   ------------  -------------   -------------
    Lock-Up Fees                                7/8/2000                       31,665                                        31,665
                                                            -------------   ----------   ------------  -------------   -------------
 Total 2000 Contributions                                              -       31,665              -              -          31,665
                                                            -------------   ----------   ------------  -------------   -------------
    Lock-Up Fees                                7/8/2001                       30,882                                        30,882
                                                            -------------   ----------   ------------  -------------   -------------
 Total 2001 Contributions                                              -       30,882              -              -          30,882
                                                            -------------   ----------   ------------  -------------   -------------
    Running & Exceptional Costs                 2/4/2002                                      70,542                         70,542
    Lock-Up Fees                                7/8/2002                       32,756                                        32,756
    Running Cost                               11/12/2002                                     16,459                         16,459
                                                            -------------   ----------   ------------  -------------   -------------
 Total 2002 Contributions                                              -       32,756         87,001              -         119,757
                                                            -------------   ----------   ------------  -------------   -------------
    Running & Exceptional Costs                                                                                                   -
    Transon Ltd. Redemption                     7/16/2003                                                 5,356,547       5,356,547
                                                            -------------   ----------   ------------  -------------   -------------
 Total 2003 Contributions                                              -            -              -      5,356,547       5,356,547
                                                            -------------   ----------   ------------  -------------   -------------

Cumulative Capital Contributions                7/16/2003   $ 18,796,822    $ 471,383      $ 119,718    $ 5,356,547    $ 24,744,470
                                                            =============   ==========   ============  =============   =============

Unfunded Capital Commitments                    7/16/2003   $          -    $       -      $ 187,941    $         -    $    187,941
                                                            =============   ==========   ============  =============   =============

* Capital call for Transon Ltd. redemption to be funded with cash.

GETTY INVESTMENTS LLC
SCHEDULE B - MEMBERS CAPITAL CONTRIBUTIONS
Pro Forma for the Period from Inception on June 25, 1996 to July 16, 2003

                                                                                          Running and    Transon Ltd.
Trustees of the Gordon P. Getty Family Trust      Date       Acquisition      Lock-Up     Exceptional     Redemption        Total
                                                                                                           *
Capital Commitments                             7/16/2003   $ 16,531,215     $ 326,715      $ 241,050    $ 4,271,323     21,370,303
                                                            =============   ===========   ============   ============   ============

Capital Contributions:
    Contribution of Interest in GIH             7/8/1996       5,534,249         5,039            108                     5,539,396
    Anti-Dilution re Carlton, Lock-Up Fees,
      & Running Costs                          12/18/1996      2,001,002        72,306          4,192                     2,077,500
                                                            -------------   -----------   ------------   ------------   ------------
 Total 1996 Contributions                                      7,535,251        77,345          4,300              -      7,616,896
                                                            -------------   -----------   ------------   ------------   ------------
    Purchase of Stone/Thornley Shares           5/30/1997      1,458,464                          636                     1,459,100
    Lock-Up Fees                                7/7/1997                        70,000                                       70,000
                                                            -------------   -----------   ------------   ------------   ------------
 Total 1997 Contributions                                      1,458,464        70,000            636              -      1,529,100
                                                            -------------   -----------   ------------   ------------   ------------
    Purchase of Getty Images Shares             2/6/1998       3,537,500                                                  3,537,500
    Lock-Up Fees                                7/7/1998                        76,750          7,500                        84,250
                                                            -------------   -----------   ------------   ------------   ------------
 Total 1998 Contributions                                      3,537,500        76,750          7,500              -      3,621,750
                                                            -------------   -----------   ------------   ------------   ------------
    Lock-Up Fees                                7/6/1999                        26,625          9,375                        36,000
    Purchase of Getty Images Shares            10/26/1999      4,000,000                                                  4,000,000
                                                            -------------   -----------   ------------   ------------   ------------
 Total 1999 Contributions                                      4,000,000        26,625          9,375              -      4,036,000
                                                            -------------   -----------   ------------   ------------   ------------
    Lock-Up Fees                                7/8/2000                        25,250                                       25,250
                                                            -------------   -----------   ------------   ------------   ------------
 Total 2000 Contributions                                              -        25,250              -              -         25,250
                                                            -------------   -----------   ------------   ------------   ------------
    Lock-Up Fees                                7/8/2001                        24,625                                       24,625
                                                            -------------   -----------   ------------   ------------   ------------
 Total 2001 Contributions                                              -        24,625              -              -         24,625
                                                            -------------   -----------   ------------   ------------   ------------
    Running & Exceptional Costs                 2/4/2002                                       56,250                        56,250
    Lock-Up Fees                                7/8/2002                        26,120                                       26,120
    Running Cost                               11/12/2002                                      13,125                        13,125
                                                            -------------   -----------   ------------   ------------   ------------
 Total 2002 Contributions                                              -        26,120         69,375              -         95,495
                                                            -------------   -----------   ------------   ------------   ------------
    Running & Exceptional Costs                                                                                                   -
    Transon Ltd. Redemption                     7/16/2003                                                  4,271,323      4,271,323
                                                            -------------   -----------   ------------   ------------   ------------
 Total 2003 Contributions                                              -             -              -      4,271,323      4,271,323
                                                            -------------   -----------   ------------   ------------   ------------

Cumulative Capital Contributions                7/16/2003   $ 16,531,215     $ 326,715      $  91,186    $ 4,271,323    $ 21,220,439
                                                            =============   ===========   ============   ============   ============

Unfunded Capital Commitments                    7/16/2003   $          -     $       -      $ 149,864    $         -    $    149,864
                                                            =============   ===========   ============   ============   ============

* Capital call for Transon Ltd. redemption to be funded by a commitment and a guaranty to pay its share of the Company's promissory note to Transon Ltd.

                                   EXHIBIT A

                           UNSECURED PROMISSORY NOTE


July 16, 2003                                                  US$10,678,308.45
Reno, Nevada


     1. Principal. For value received, the undersigned, Getty Investments L.L.C., a Delaware limited liability company (the "Borrower"), promises to pay to the order of the Transon Limited (the "Holder"), in lawful money of the United States of America, the principal sum of Ten Million Six Hundred Seventy-Eight Thousand Three Hundred Eight Dollars and 45/100ths ($10,678,308.45), together with accrued interest from the date of this Promissory Note (the "Note") on the unpaid principal, on the Maturity Date.

     2. Interest. Principal of this Note shall bear interest at the reference rate quoted by Bank of America, N.A. from time to time (which reference rate is currently 4.00% per annum on the date hereof). Accrued interest shall be payable annually on each anniversary date of this Note.

     3. Maturity Date. The unpaid principal balance of this Note, together with all unpaid interest accrued thereon, shall be due and payable on the Maturity Date. The "Maturity Date" shall be the earlier to occur of (a) July 16, 2006, and (b) the date of a "Dissolution Event" of Borrower as defined in the Restated Limited Liability Company Agreement of Borrower, dated as of February 9, 1998, as amended on October 26, 1999, November 1, 2001 and July 1, 2003.

     4. Place of Payment. Payment of principal of and interest on this Note shall be made to Holder at c/o Macfarlanes, 10 Norwich Street, London EC4A 1BD, England (or at such other place as Holder shall designate in writing).

     5. Prepayment. Borrower shall have the right to prepay this Note, in full or in part, at any time without penalty.

     6. Event of Default. Any of the following events shall, at Holder's option, constitute an event of default (an "Event Default") under this Note:
(a) a default in the payment when due of any amount under this Note, which default continues uncured following 15 days' notice of such default by Holder to Borrower; (b) the failure by Borrower to perform or comply with any agreements, covenants or obligations under this Note, which default continues uncured following 30 days' notice of such default by Holder to Borrower; (c) the filing by or against Borrower of a voluntary petition in bankruptcy or an assignment for the benefit of creditors; or (d) an insolvency of Borrower.

     7. Acceleration. Upon the occurrence of a Event Default, Holder at its option may (A) declare all principal, interest and other sums due under this Note to be immediately due and payable without further demand, and/or (B) exercise any and all other legal rights and remedies available to Holder. The failure to exercise the foregoing options shall not constitute a waiver of the right to exercise the same at any subsequent time in respect of the same event or any other event. The acceptance by Holder of any payment under this Note that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of such option without the express written consent of Holder except as and to the extent otherwise provided by law.

     8. Notices. Any notice to Borrower or Holder in connection with this Note shall be given (a) by Federal Express (or other reputable overnight delivery service), or (b) by facsimile transmission, addressed to such party at the address stated below, or to such other address as such party may designate by written notice to the other party.

            If to Borrower:     Getty Investments L.L.C.
                                1325 Airmotive Way, Suite 262
                                Reno, Nevada 89502
                                Telecopy: 775-786-5414
                                Attn: Jan D. Moehl

            If to Holder:       Transon Limited
                                c/o JPMorgan Chase Bank, as trustee
                                345 Park Avenue, 8th Floor
                                New York, New York  10154-1002
                                Telecopy:  212-464-1919
                                Attn:  James Largey

            With a copy to:     BG Owen Clutton
                                Macfarlanes
                                10 Norwich Street
                                London EC4A 1BD
                                England
                                Telecopy: 44-207-831-9607

     9. Relationship of the Parties. The relationship between Borrower and Holder in connection with this Note is that of debtor and creditor. Nothing contained in this Note is intended or shall be deemed or construed to create a partnership, limited liability company membership or co-ownership relationship between Borrower and Holder.

     10. Amendment. This Note may not be terminated or amended orally, but only by a termination or amendment in writing signed by Holder and Borrower.

     11. Assignment. Borrower acknowledges and agrees that Transon Limited is holding this Note as a bare trustee for JPMorgan Chase Bank as the trustee of the Victoria Jane Lady Getty U.S. Trust and that Transon Limited may assign its interest in this Note directly to the trustee or trustees of the Victoria Jane Lady Getty U.S. Trust, in which case such assignee shall be the "Holder" herein. Subject to the foregoing, neither Borrower nor Holder shall assign any or all of their interests under this Note without the prior written consent of the other party, which consent may be withheld at such party's sole and absolute discretion.

     12. Severability. If any provision of this Note or its application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable to any extent, the remainder of this Note or the application of such provision to such person or circumstance, other than those as to which it is determined invalid, illegal or unenforceable, shall not be affected, and each other provision of this Note shall be valid and legal and shall be enforced to the fullest extent permitted by law. It is the intention of the parties that in lieu of each clause or provision of this Note that is invalid, illegal or unenforceable, there be added as a part of this Note a clause or provision as similar in terms to such invalid, illegal or unenforceable clause or provision as may be permissible and be valid, legal and enforceable.

     13. Governing Law. This Note shall be construed and enforced in accordance with and governed by the laws of the State of Nevada.

     IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the day and year first written above.

                                         Getty Investments L.L.C.,
                                         a Delaware limited liability company



                                         By:
                                             ---------------------------------
                                             Jan D. Moehl
                                             Officer